Exhibit 99.1

McAfee, Inc. Reports Record Results for the Second Quarter of 2009

Announces Agreement to Acquire MX Logic, Providing Most Comprehensive Security-as-a-Service Portfolio

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 30, 2009--McAfee, Inc. (NYSE:MFE) today reported financial results for the second quarter ended June 30, 2009.

Second Quarter Financial Highlights:

  Revenue reached a record $469 million, an increase of 18 percent year-over-year and five percent quarter-over-quarter
  Deferred revenue reached a record $1.31 billion, an increase of 20 percent year-over-year and three percent quarter-over-quarter
  Currency fluctuations had a negative impact of $22 million on revenue year-over-year with minimal quarter-over-quarter impact. Currency fluctuations had a negative impact of $45 million on deferred revenue year-over-year and a positive impact of $29 million on deferred revenue quarter-over-quarter.
  GAAP and non-GAAP earnings per diluted share were $0.18 and $0.60, respectively
  Non-GAAP earnings per diluted share reached a record $0.60, an increase of 15 percent year-over-year and five percent quarter-over-quarter

Executive Commentary:

“For the second quarter of 2009, we are proud to report quarterly records in revenue, deferred revenue, non-GAAP operating income, and non-GAAP net income,” said Dave DeWalt, McAfee's president and chief executive officer. “Our continued market share gains prove customers and partners choose McAfee for security leadership.”

“With our pending acquisition of MX Logic, McAfee expects to strengthen our position as an innovative leader in the security Software-as-a-Service segment with one of the most diverse portfolios in the industry. We expect to bring customers enhanced cloud based email and Web security with archiving in a rapidly growing segment," continued DeWalt. “This combination will give customers greater access to critical messaging SaaS offerings and an expanded network of partners across the world.”

Second Quarter Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q2 2009	Q2 2008	% Change
Total Net Revenue	$468.7	$396.8	18%

GAAP Operating Income	$55.9	$54.4	3%
GAAP Net Income	$28.7	$47.8	(40%)
GAAP Net Income Per Share (Diluted)	$0.18	$0.30	(39%)

Non-GAAP Operating Income*	$125.4	$101.8	23%
Non-GAAP Net Income*	$94.7	$83.8	13%
Non-GAAP Net Income Per Share* (Diluted)	$0.60	$0.52	15%

Deferred Revenue	$1,307.6	$1,085.8	20%
Cash & Marketable Securities	$886.1	$1,131.3	(22%)

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Corporate Business:

  Revenue grew 21 percent year-over-year to a record $291 million in the second quarter of 2009
  In the second quarter of 2009, McAfee closed 424 deals greater than $100,000 in value, including 57 deals greater than $500,000 in value and 28 deals greater than $1 million in value

Consumer Business:

  Revenue grew 13 percent year-over-year to a record $177 million in the second quarter of 2009
  In the second quarter of 2009, McAfee signed or extended 24 agreements and launched 63 new or enhanced online partnerships, bringing the total to over 200 brand name partners worldwide

North America:

  Revenue grew 30 percent year-over-year to a record $265 million in the second quarter of 2009
  North American revenue accounted for 57 percent of total revenue for the second quarter of 2009, compared with 51 percent of total revenue for the second quarter of 2008

International:

  Revenue grew six percent year-over-year to a record $203 million in the second quarter of 2009
  Foreign currency had a negative impact on revenue by approximately $22 million year-over-year and with minimal quarter-over-quarter impact
  As reported in U.S. dollars, year-over-year revenue from Europe, the Middle East and Africa declined two percent, Asia Pacific grew 18 percent, Japan grew 20 percent and Latin America grew 36 percent
  International revenue accounted for 43 percent of total revenue for the second quarter of 2009, compared with 49 percent of total revenue for the second quarter of 2008

Key Announcements:

  In June, McAfee completed the acquisition of privately owned Solidcore Systems, Inc. and can now offer what we believe is the industry’s first end-to-end compliance solution that includes dynamic whitelisting and application trust technology, antivirus, antispyware, host intrusion prevention, policy auditing and firewall technologies
  McAfee announced the availability of McAfee® Family Protection, a new software program that can protect a child from online dangers, such as viewing inappropriate content, participating in cyberbullying and engaging in risky interactions on social networking sites
  The company released McAfee ePolicy Orchestrator® (ePO™) 4.5 software to help secure organizations from a vast and ever-growing threat landscape
  McAfee released Total Protection Service, the industry’s SaaS solution offering always on guard protection without additional investment in on-premise infrastructure
  McAfee upgraded its enterprise firewall products with next generation capabilities that help customers increase network security and lower their compliance and operational costs in both physical and virtual network environments
  The company released McAfee Total Protection for Internet Gateways. Customers can make one purchase to acquire Web, mail and network DLP protection to be deployed on McAfee appliances, providing advanced threat protection with acquisition cost savings of 50 percent or more.
  Research firm Gartner, Inc. has placed the company in the leader’s quadrant in its “Magic Quadrant for Endpoint Protection Platforms” as published on May 4, 2009. In addition, McAfee was named a leader in two reports from Forrester Research, Inc., "The Forrester Wave: Web Filtering, Q2 2009" and "The Forrester Wave: Email Filtering, Q2 2009."

Balance Sheet and Cash Flow Summary:

At June 30, 2009, the company reported cash and marketable securities of $886 million, compared with $801 million at the end of the first quarter of 2009. During the second quarter of 2009, the company paid $32 million in cash for the acquisition of Solidcore Systems, Inc.

For the six months ended June 30, 2009, the company generated $199 million in cash flow from operations, compared to $151 million in the same period last year. Cash flow from operations for the second quarter of 2009 was $53 million, which includes increased investments in working capital and $20 million for a litigation settlement and incremental tax payments associated with prior year tax filings dating back to 1998. Day sales outstanding (DSOs) were 51 days for the quarter ended June 30, 2009 compared to 46 days for the same quarter last year.

Deferred revenue reached a record $1.308 billion at the end of the second quarter of 2009, including a positive foreign currency impact of approximately $29 million quarter-over-quarter. Approximately 79 percent of revenue during the second quarter of 2009 came from prior period deferred revenue.

MX Logic Acquisition:

McAfee today announced that it has entered into a definitive agreement to acquire privately owned MX Logic for $140 million with an additional $30 million contingent upon achieving certain performance milestones. MX Logic is the world’s leading independent Software-as-a-Service (SaaS) provider of on-demand email, Web security and archiving solutions with nearly 40,000 customers and four million end users.

MX Logic aligns with McAfee’s vision to become a leader in security SaaS by bringing a proven track record and industry leading technologies that span businesses, channel partners and distributors. With a highly scalable and extensible managed services platform, MX Logic brings world class email and Web defense including archiving and business continuity services that extend McAfee’s portfolio of cloud based services.

The acquisition is expected to close in the third quarter of 2009. For additional information, please reference the acquisition landing page at http://www.mcafee.com/us/about/corporate/mcafee_MX Logic.html.

Financial Outlook:

McAfee expects net revenue in the third quarter of 2009 of $475 million to $495 million.

The company expects third quarter 2009 GAAP net income of $0.25 to $0.29 per diluted share and non-GAAP net income of $0.58 to $0.62 per diluted share.

This guidance reflects an assumed 28 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2009. McAfee expects the impact of the acquisition of MX Logic to be breakeven to slightly accretive in 2010 on non-GAAP earnings-per-share and more dilutive to GAAP earnings-per-share. For the remainder of 2009, we expect the impact of the acquisition to be $0.01 to $0.02 dilutive to non-GAAP earnings-per-share and more dilutive to GAAP earnings-per-share. Non-GAAP earnings-per-share will exclude the impact of amortization of acquired intangibles, stock compensation and other nonrecurring costs or charges. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 13041839.
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until August 13, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as “non-GAAP gross profit,” “non-GAAP operating income” and “non-GAAP net income.” In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology and stock-based compensation charges. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles, stock-based compensation charges, acquisition related costs, loss on sale/disposal of assets and technology, restructuring charges, investigation related and other costs, provision for income taxes and certain other items.

Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2008. For 2009, management uses an assumed 24 percent non-GAAP effective tax rate. Management believes the 24 percent effective tax rate is reflective of a long-term normalized tax rate under the global McAfee operating structure.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company’s income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2009 and the 27 percent rate assumed in our non-GAAP financial measures for 2008.
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements regarding the preliminary results for the quarter ended June 30, 2009, guidance on expected results for the third quarter of 2009, the assumed tax rates for the third quarter and full-year 2009, expectations regarding the benefits of and closing date for the pending acquisition of MX Logic and statements about McAfee’s financial stability, business strategy, business momentum, market position, relationships, opportunities, and the value of McAfee’s security solutions. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its acquisitions, strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, the company’s product and service offerings may not continue to interoperate effectively with newly developed operating systems, the company may experience delays in product development or the release of previously announced products, the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent, the company may not satisfactorily anticipate or meet its customers’ needs or expectations, or the industry shift to security suites may not be adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally including the current credit crisis and adverse global economic conditions. The Company may experience further declines in the fair value of its investment securities or realize losses relating to other than temporary declines in its investment securities given the current credit crisis and adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its quarterly report on Form 10-Q for the period ended March 31, 2009. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world’s toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2009 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008

Assets:
Cash and marketable securities	$886,079	$593,725
Accounts receivable, net	265,986	322,986
Prepaid expenses, income taxes and other current assets	294,878	260,181
Property and equipment, net	121,165	114,435
Deferred taxes	611,574	614,807
Goodwill, intangibles and other long term assets, net	1,531,237	1,551,747
Total assets	$3,710,919	$3,457,881

Liabilities:
Accounts payable	$68,520	$41,529
Accrued liabilities	234,217	298,003
Current debt	100,000	-
Deferred revenue	1,307,573	1,293,110
Accrued taxes and other long term liabilities	62,360	72,751
Total liabilities	1,772,670	1,705,393

Stockholders' Equity:
Common stock	1,853	1,812
Treasury stock	(839,609)	(819,861)
Additional paid-in capital	2,166,326	2,053,245
Accumulated other comprehensive income	(11,173)	(18,992)
Retained earnings	620,852	536,284
Total stockholders' equity	1,938,249	1,752,488
Total liabilities and stockholders' equity	$3,710,919	$3,457,881

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net revenue	$468,686	$396,758	$916,395	$766,399

Cost of net revenue (1)	96,783	76,376	190,445	152,752
Amortization of purchased technology	18,439	13,357	37,833	26,917
Gross profit	353,464	307,025	688,117	586,730

Operating costs:

Research and development (1)	78,428	61,895	156,611	120,203

Sales and marketing (1) (2)	157,429	131,523	306,060	252,350

General and administrative (1) (2)	41,767	44,823	79,400	83,664

Amortization of intangibles	10,113	5,636	20,108	10,976

Restructuring charges (benefits)	4,145	(2,214)	9,205	(2,143)

Acquisition related costs	3,408	1,635	6,684	3,327

Investigation related and other costs	2,279	266	2,325	1,642

Loss on sale/disposal of assets and technology	19	64	78	67

Legal settlement	-	9,000	-	9,000

Total operating costs	297,588	252,628	580,471	479,086

Income from operations	55,876	54,397	107,646	107,644

Interest and other income, net	(797)	13,040	2,180	28,537

Impairment of marketable securities	-	(2,570)	(710)	(2,570)

Income before provision for income taxes	55,079	64,867	109,116	133,611

Provision for income taxes	26,426	17,041	27,007	55,616
Net income	$28,653	$47,826	$82,109	$77,995

Net income per share - basic	$0.18	$0.30	$0.53	$0.49
Net income per share - diluted	$0.18	$0.30	$0.52	$0.48

Shares used in per share calculation - basic	155,763	158,770	154,748	159,882
Shares used in per share calculation - diluted	158,336	161,553	157,306	163,367

(1) Stock-based compensation charges are included as follows:
Cost of net revenue	$1,637	$1,026	$2,808	$1,470
Research and development	6,355	4,445	13,205	8,066
Sales and marketing	16,432	9,218	26,195	13,114
General and administrative	6,656	4,987	12,907	8,902
	$31,080	$19,676	$55,115	$31,552

(2) In three months ended and six months ended June 30, 2008, we reclassified $2.8M and $5.6M of sales order operation related expenses from general and administrative to sales and marketing expenses to conform with current year presentation.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008

Cash flows from operating activities:
Net income	$82,109	$77,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,083	57,212
Impairment of marketable securities	710	2,570
Restructuring charge (benefit)	1,589	(2,776)
Deferred income taxes	11,590	18,580
Decrease in fair value of options accounted for as liabilities	-	(5,483)
Stock-based compensation expense	49,057	31,333
Excess tax benefits from stock-based awards	(8,444)	(12,464)
Other non-cash items	2,594	(5,983)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	55,237	37,860
Prepaid expenses and other assets	(65,868)	(31,207)
Accounts payable	18,262	(10,036)
Accrued taxes and other liabilities	(48,053)	(7,518)
Deferred revenue	17,541	919
Net cash provided by operating activities	199,407	151,002
Cash flows from investing activities:
Purchase of marketable securities	(186,710)	(231,322)
Proceeds from sales of marketable securities	14,831	343,390
Proceeds from maturities of marketable securities	44,778	280,174
Acquisitions, net of cash acquired	(33,697)	(55,041)
Purchase of property and equipment	(23,479)	(21,001)
Other investing activities	165	(2)
Net cash (used in) provided by investing activities	(184,112)	316,198
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and stock purchase plans	54,302	87,044
Excess tax benefits from stock-based awards	8,444	12,464
Repurchase of common stock	(19,748)	(382,896)
Bank borrowings	100,000	-
Net cash provided by (used in) financing activities	142,998	(283,388)
Effect of exchange rate fluctuations on cash	5,091	24,656
Net increase in cash and cash equivalents	163,384	208,468
Cash and cash equivalents at beginning of period	483,302	394,158
Cash and cash equivalents at end of period	$646,686	$602,626

MCAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
Net revenue:
GAAP net revenue		$468,686	$396,758	$916,395	$766,399

Gross profit:
GAAP gross profit		$353,464	$307,025	$688,117	$586,730
Stock-based compensation charges	(A)	1,637	1,026	2,808	1,491
Amortization of purchased technology	(B)	18,439	13,357	37,833	26,917
Non-GAAP gross profit		$373,540	$321,408	$728,758	$615,138

Operating income:
GAAP operating income		$55,876	$54,397	$107,646	$107,644
Stock-based compensation charges	(A)	31,080	19,676	55,115	31,934
Amortization of purchased technology	(B)	18,439	13,357	37,833	26,917
Amortization of intangibles	(B)	10,113	5,636	20,108	10,976
Restructuring charges (benefits)	(C)	4,145	(2,214)	9,205	(2,143)
Acquisition related costs	(D)	3,408	1,635	6,684	3,327
Investigation related and other costs	(E)	2,279	266	2,325	1,642
Loss on sale/disposal of assets and technology	(F)	19	64	78	67
Legal settlement	(G)	-	9,000	-	9,000
Change in fair value of stock-based liability awards	(H)	-	-	-	(5,483)
Non-GAAP operating income		$125,359	$101,817	$238,994	$183,881

Net income:
GAAP net income		$28,653	$47,826	$82,109	$77,995
Stock-based compensation charges	(A)	31,080	19,676	55,115	31,934
Amortization of purchased technology	(B)	18,439	13,357	37,833	26,917
Amortization of intangibles	(B)	10,113	5,636	20,108	10,976
Restructuring charges (benefits)	(C)	4,145	(2,214)	9,205	(2,143)
Acquisition related costs	(D)	3,408	1,635	6,684	3,327
Investigation related and other costs	(E)	2,279	266	2,325	1,642
Loss on sale/disposal of assets and technology	(F)	19	64	78	67
Legal settlement	(G)	-	9,000	-	9,000
Change in fair value of stock-based liability awards	(H)	-	-	-	(5,483)
Impairment of marketable securities	(I)	-	2,570	710	2,570
Provision for income taxes	(J)	26,426	17,041	27,007	55,616
Non-GAAP income before provision for income taxes		124,562	114,857	241,174	212,418

Non-GAAP provision for income taxes	(K)	29,895	31,011	57,882	57,353
Non-GAAP net income		$94,667	$83,846	$183,292	$155,065

Net income per share - diluted: *
GAAP net income per share - diluted		$0.18	$0.30	$0.52	$0.48
Stock-based compensation charges per share	(A)	0.20	0.12	0.35	0.20
Other adjustments per share	(B)-(K)	0.22	0.10	0.29	0.28
Non-GAAP net income per share - diluted *		$0.60	$0.52	$1.17	$0.95

Shares used to compute Non-GAAP net income per share - diluted		158,336	161,553	157,306	163,367

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (K).

Items (A) through (K) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (A) through (K).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: stock-based compensation charges, amortization of purchased technology and intangibles, restructuring charges, acquisition related costs, loss on sale/disposal of assets and technology, investigation related and other costs, change in fair value of stock-based liability awards, impairment of marketable securities, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(A) Stock-based compensation charges consist of charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation charges allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results. The amount in 2008 also includes stock-based compensation charges related to the tender offer.

(B) Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C) Restructuring charges (benefit) include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(D) Acquisition related costs include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, and amounts or recoveries subject to escrow provisions. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(E) Investigation related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include legal expenses related to the special committee investigation into the Company’s past stock option granting practices which was completed in December 2007. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(F) Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(G) Legal settlement is a settlement related to a patent legal matter. The Company’s management excludes this charge when evaluating its ongoing performance and/or predicting earnings trends, and therefore excludes this amount when presenting non-GAAP financial measures.

(H) Change in fair value of stock-based liability awards constitutes the expense or benefit associated with the change in fair value of stock-based liability awards at the end of the each reporting period. The Company’s management excludes these (benefits) costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these amounts when presenting non-GAAP financial measures.

(I) Impairment of marketable securities constitutes the “other than temporary” decline in the fair value of the Company’s available-for-sale securities. The Company’s management excludes these losses when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this loss when presenting non-GAAP financial measures.

(J) Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(K) Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2009 and a 27% non-GAAP effective tax rate in 2008 which is used by the Company’s management to calculate non-GAAP net income. Management believes that the 24% and 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES
PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
(Unaudited)

Q3 FY'09
Projected GAAP revenue range	$475M - $495M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.25 - $0.29

Add back:
Projected stock-based compensation adjustment per share, net of tax (1)	$0.09 - $0.13
Projected other adjustments per share, net of tax (2)	$0.20 - $0.24

Projected non-GAAP net income per share range - diluted*	$0.58 - $0.62

* We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1) Stock-based compensation charges consist of charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation charges allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2) Other adjustments include amortization of purchased technology and intangibles, investigation related and other costs, restructuring charges, acquisition related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items. We exclude these items because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (K) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q3 FY’09, this guidance reflects an assumed annual GAAP tax rate of 28% and an annual non-GAAP tax rate of 24%.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS
(in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2009		March 31, 2009		December 31, 2008		September 30, 2008		June 30, 2008

McAfee Corporate	$291,409	62%	$275,975	62%	$260,615	61%	$246,713	60%	$239,998	60%

McAfee Consumer	177,277	38%	171,734	38%	163,372	39%	162,966	40%	156,760	40%
Total McAfee	$468,686	100%	$447,709	100%	$423,987	100%	$409,679	100%	$396,758	100%

CONTACT:
McAfee, Inc.
Brandie Claborn, 972-987-2124 (Investors)
brandie_claborn@mcafee.com
Tracy Ross, 650-245-8466 (Media)
tracy_ross@mcafee.com